EXHIBIT 99.1

For Immediate Release

Americold Announces Leadership Updates

Marc Smernoff Departing as Chief Financial Officer, Effective January 12, 2024

Jay Wells Appointed Chief Financial Officer, Effective January 15, 2024

Realigns Leadership Team to Establish Further Performance Ownership Across Geographies

ATLANTA, GA, Jan. 3, 2023 -- Americold Realty Trust, Inc. (NYSE: COLD) (the “Company”), a global leader in temperature-controlled logistics, real estate, and value-added services focused on the ownership, operation, acquisition, and development of temperature-controlled warehouses, today announced a series of leadership updates. As part of these changes, the Company and Marc J. Smernoff, Executive Vice President and Chief Financial Officer, have mutually agreed that Mr. Smernoff’s employment with the Company will terminate, effective January 12, 2024. Jay Wells has been appointed to succeed Mr. Smernoff as Executive Vice President and Chief Financial Officer, effective January 15, 2024.

“I would like to thank Marc for his considerable contributions to Americold’s evolution over the last nearly 20 years,” stated George Chappelle, Chief Executive Officer of Americold Realty Trust. “Marc played a key role in guiding us through our initial public offering, building a best-in-class finance organization and strengthening our financial structure to fuel our growth. On behalf of the Board and leadership team, I wish him all the best in his future endeavors.”

Mr. Wells is a veteran public company financial executive with more than 30 years of experience building and leading international teams, and considerable financial planning and transaction expertise. He joins Americold from Primo Water (NYSE: PRMW), a leading, publicly-traded water company focused on the US and Canada, where he served as Chief Financial Officer from 2012 to 2023. Prior to his time at Primo Water, he was the Chief Financial Officer of the Canada Division of Molson Coors Beverages. Earlier in his career, he spent 15 years as a partner at Deloitte, where he oversaw the development and implementation of complex tax strategies on behalf of his client base and developed significant expertise in cross-border financing.

“We are pleased to welcome Jay to the Americold team,” stated Mr. Chappelle. “Jay is a results-oriented executive with a track record of driving profitable growth. I am confident that his keen strategic mindset and experience in prudent capital management make him the right fit for Americold as we continue to pursue our disciplined growth strategy. I look forward to working with Jay to build on our momentum and deliver enhanced value for our shareholders.”

“Americold has built a leading global portfolio with a best-in-class operating platform, and I am honored to join their business as CFO,” said Jay Wells. “I look forward to working with the team

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to continue to strengthen Americold’s financial foundation and position the business for future success.”

Leadership Team Realignment

Americold also announced that it would realign its executive leadership team to establish further ownership of financial performance across geographies:
•Rob Chambers, Americold’s Executive Vice President and Chief Commercial Officer, will assume the role of President, Americas, effective immediately.
•Richard Winnall, Executive Vice President and Chief Operating Officer, International, will assume the role of President, International, effective immediately.

Both Mr. Chambers and Mr. Winnall will continue to report directly to Mr. Chappelle.

Mr. Chappelle concluded, “These changes to our leadership structure reflect our continued international expansion and will allow our team to more effectively implement strategic initiatives and take control of business performance across our markets.”

About Americold Realty Trust, Inc.

Americold is a global leader in temperature-controlled logistics real estate and value-added services. Focused on the ownership, operation, acquisition, and development of temperature-controlled warehouses, Americold owns and/or operates 243 temperature-controlled warehouses, with approximately 1.5 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors, and retailers to consumers.

Forward-Looking Statements

Statements contained in this press release that are not statements of historical fact, including those that refer to the Company’s management changes, growth strategy and the impact on shareholder value are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Information about potential risks and uncertainties that could affect the Company’s business and financial results is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents the Company files with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law or regulation.

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Contacts:
Americold Realty Trust, Inc.
Media Relations
Email: mediarelations@americold.com

Investor Relations
Email: investor.relations@americold.com